SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Anika Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

Caligan Partners LP

Caligan Partners Master Fund LP

David Johnson

Gary Peter Fischetti

James T. Hogan

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [ ], 2023

ANIKA THERAPEUTICS, INC.

32 Wiggins Avenue

Bedford, Massachusetts 01730

__________________________

PROXY STATEMENT

OF

Caligan Partners LP

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

This Proxy Statement and the enclosed BLUE proxy card are being furnished by Caligan Partners LP and certain of its affiliates (as identified on Annex I, “Caligan”, “we” or “us”), and the two Caligan Nominees (defined below) named in Proposal 1 below in connection with the solicitation of proxies (the “Proxy Solicitation”) from the stockholders of Anika Therapeutics, Inc., a Delaware corporation (“Anika” or the “Company”), to elect our highly qualified Caligan Nominees to the Board of Directors of the Company (the “Board”).

According to the Company’s [preliminary] proxy statement (the “Company’s Proxy Statement”) for the upcoming 2023 annual meeting of stockholders (the “Annual Meeting”), the Annual Meeting will be conducted virtually via live audio webcast on [●], 2023 at [●] Eastern Time, unless adjourned or postponed to a later date. Each holder of common stock, par value $0.01 per share (“Common Stock”) as of 5:00 p.m., Eastern time, on the Record Date of [●], 2023 (the “Record Date”) will be able to participate in the Annual Meeting by accessing a live audio webcast at www.cesonlineservices.com/anik23_vm. According to the Company’s Proxy Statement, to participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/anik23_vm by [●], Eastern Time, on [●], 2023.

We believe that while Anika has tremendously valuable assets, Anika has not been a successful investment for stockholders and that the Board’s poor oversight of business development initiatives and commercial losses have contributed to Anika’s share price decline. We believe the Caligan Nominees will bring a much-needed stockholder voice, as well as experience, financial discipline and accountability to the current Board. We are therefore seeking your support and soliciting your proxies with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

Proposal		Our Recommendation

1.	To elect Caligan’s slate of two nominees — Gary Peter Fischetti and James T. Hogan (each, a “Caligan Nominee” and collectively, the “Caligan Nominees” and, together with Caligan, the “Participants”) — to serve as Class III directors and hold office until the annual meeting of stockholders to be held in 2026 and until their respective successors are duly elected and qualified.	FOR all of the Caligan Nominees

2.	Ratification of appointment of Deloitte & Touche LLP as Anika’s independent auditor for 2023.	FOR

3.	Advisory “say-on-pay” vote on executive compensation.	AGAINST

4.	Advisory “say-on-frequency” vote on the frequency of future advisory votes on executive compensation.	ONE YEAR

5.	To transact other business as may properly come before the Annual Meeting.

The Board is currently composed of seven directors divided into three classes in accordance with a “classified” structure pursuant to the Certificate of Incorporation of the Company, as amended (the “Charter”). According to the Company’s Proxy Statement, there will be two directors elected at the Annual Meeting. Through this Proxy Statement and enclosed BLUE proxy card, we are soliciting proxies to elect the Caligan Nominees named herein to serve as directors, who, if elected, would only constitute a minority of the Board. There is no assurance that any of the Company’s remaining incumbent directors will continue to serve as directors if any or all of the Caligan Nominees are elected.

[At the close of business on the Record Date, there were [●] of shares of Common Stock outstanding according to the Company’s Proxy Statement.] Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of [●], 2023, the Participants beneficially owned [696,161] shares of Common Stock in the aggregate, together representing approximately [●]% of the outstanding shares of Common Stock of the Company, as further described in Annex I.

We urge you to use Caligan’s enclosed BLUE proxy card to vote by telephone or the Internet by following the instructions on Caligan’s BLUE proxy card. Your vote is important, and we are encouraging stockholders to submit their proxies electronically if possible. Alternatively, if you do not have access to a touch-tone telephone or the Internet, please sign, date and return Caligan’s BLUE proxy card in the postage-paid envelope provided. Please vote “FOR” all of the Caligan Nominees to the Board and to “WITHHOLD” on John B. Henneman, III (“Mr. Henneman”) and Susan L. N. Vogt (“Ms. Vogt” and, together with Mr. Henneman, the “Opposed Company Nominees”) with respect to Proposal 1, “FOR” Proposal 2, “AGAINST” Proposal 3 and “ONE YEAR” for Proposal 4.

The Participants represent that (i) they intend to, or are part of a group which intends to, deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the Caligan Nominees at the 2023 Annual Meeting, and (ii) they intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the Caligan Nominees.

This Proxy Statement and BLUE proxy card are first being mailed or given to the Company’s stockholders on or about [ ], 2023.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR VOTE WILL COUNT.

We urge you to sign, date and return the BLUE proxy card and to vote “FOR” all of the Caligan Nominees and to “WITHHOLD” on the Opposed Company Nominees with respect to Proposal 1.

This Proxy Solicitation is being made by Caligan and the Caligan Nominees, and not on behalf of the Board or management of the Company or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed BLUE proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed BLUE proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the BLUE proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page [●].

We urge you to promptly sign, date and return your BLUE proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc. (“D.F. King”), toll free at (800) 431-9643 or by email at ANIK@dfking.com.

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BACKGROUND OF THIS PROXY SOLICITATION

Reasons for this Solicitation

Caligan believes Anika represents an attractive, long-term investment opportunity due to its market-leading viscosupplement portfolio, Monovisc and Orthovisc, but that Anika is in urgent need of change for reasons related to two key factors:

1. Investor Concern Over the Company’s Joint Preservation and Restoration (“JP”) Segment

Anika’s financials demonstrate that Anika’s JP Segment is operating at a ~$40MM loss annually. We calculate that, just for the segment to break even, Anika would need to grow JP revenue by 252%, with no incremental operating expense. This implies losses for more than a decade for a segment that the Company has guided to grow 10-15% in 2023 with the majority of the growth “weighted more toward the second half of this year.”1

2. Loss of Investor Confidence Due to Consistent JP Segment Misses and Dropped 2024 Guidance

At its 2021 Investor Day, more than a year after the COVID-19 pandemic’s impact to its business were well-known, Cheryl R. Blanchard, Ph.D., the Company’s President and Chief Executive Officer (“Dr. Blanchard”), conveyed management’s revenue and EBITDA targets, which implied doubling FY2019’s revenue and a 20% adjusted EBITDA margin by 2024.2 By March 2022, not even 9 months later, management withdrew these 2024 targets. Anika’s shares fell -14.3% on March 9, 2022, the day after withdrawing the 2024 guidance, underperforming the XBI by -19.2%.

After the Company’s 4Q2022 earnings call, sell-side analysts remarked, “we find both targets as unlikely to be achieved and impossible to try to prove at this point given the material deterioration in the company’s financials over the past few years.”3

Similarly damaging to management credibility and a further indictment of the quality of the JP segment and management’s ability to accurately forecast it, Anika has had to cut its initial guidance every single year in the JP segment since the Company acquired Arthrosurface and Parcus.4

Due To The Strategic Pivot, Anika Has Materially Underperformed its Peer Group5 and Broader Indices.

Despite its well-capitalized balance sheet, with ~$90MM in cash, no debt, and positive adjusted EBITDA, Anika’s total shareholder return (“TSR”) has underperformed both its self-selected peer group6 and broader indices over all relevant time horizons, specifically since the Company announced a strategic pivot in September 2019 and since Dr. Blanchard became CEO in February 2020.

•	Anika’s EV/revenue multiples are significantly below proxy peers—just 1.6x FY2023 consensus revenue estimates[7]—reflecting what we interpret is the public markets’ deeply cautious view of Anika’s present and future prospects. Four years ago, when Johnson & Johnson (“J&J”) represented more than 70% of Anika’s total revenues, Anika traded at a 3% valuation premium to its medical device peer group.[8]

•	After the Company announced a new strategy of using cash flows from J&J to fund a strategic pivot into JP at its September 2019 Investor Day, Anika’s forward revenue trading multiple started to collapse, dropping ~68%. As of August 2022, the Company traded at a ~60% discount to its peers.[9] We believe that due to the low quality and high resource intensity of the assets Anika acquired, investors have punished Anika’s attempts to diversify with a lower trading multiple.

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1 S&P Capital IQ. 4Q2022 earnings transcript

2 Dr. Cheryl Blanchard, 2021 Investor Day Transcript, S&P Capital IQ. Dr. Blanchard stated that the Company expects to “double our 2019 revenue in mid-teens revenue CAGR, driving to an adjusted gross margin that expands to greater than 70% and double-digit adjusted EBITDA growth run rate by 2024, which gets us to a greater than 20% adjusted EBITDA margin.”

3 Barrington research report March 7, 2023.

4 S&P Capital IQ. Earnings transcripts 4Q2019, 1Q2020 withdrawing guidance altogether. 4Q2020, Company expected full year joint preservation revenue growth in “upper 20s to low 30s percent range”, in 3Q2021, guidance reduced to “upper teens”. In 4Q2021, guidance was for “mid-single digits to low teens” and in 3Q2022, guidance for JP was lowered to “low to mid -single digit.”

5 Anika peer group as disclosed on page 48 of the Company’s Proxy Statement; S&P Capital IQ.

6 As disclosed on page 48 of the Company’s Proxy Statement.

7 S&P Capital IQ, as of August 15, 2022, the day which Caligan began acquiring shares of Anika

8 ANIK’s medical device proxy peers defined as GKOS, ORGO, SRDX, VCEL, OFIX, AXGN, ATRC, AORT.

9 Figures as of August 15, 2022.

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We believe that Anika’s Viscosupplement Portfolio Will Not Be Appropriately Valued by Public Markets.

We believe:

•	Anika’s public disclosure surrounding its viscosupplement products is opaque, which we believe causes the public markets to struggle to appropriately value the segment.

•	This is because Anika commingles its financial reporting of a high margin royalty stream from the osteoarthritis pain management segment (OA Segment) with the revenues, development, and commercial infrastructure costs of the JP segment.

•	The upside in addressing the losses in the JP segment is considerable and indicates that Anika can be worth ~$60 per share, more than double the current share price, by exiting the JP segment and removing the associated losses.[10]

The Path Forward.

We believe that that the status quo is untenable and that urgent changes—including a strategic review on how to realize the full potential of Anika’s most valuable assets—are needed. We believe our two Caligan Nominees would bring to the board fresh perspectives and decades of experience creating value in the medical device and pharmaceutical industries.

We urge shareholders to vote “FOR” both of the Caligan Nominees today by signing, dating and returning a BLUE proxy card.

Jim Hogan (“Mr. Hogan”) has held senior leadership positions at Medtronic and Pfizer and has also founded three medical device companies. Over the course of his career, Mr. Hogan has had direct responsibility for all disciplines within medical device companies including commercialization, operations, manufacturing, finance and accounting, regulatory affairs, clinical trials, human capital, legal affairs, and research and development, which makes him well-suited to thoroughly evaluating the Company’s joint preservation product positioning and the ongoing financial losses with a fresh perspective.  We believe he will ensure that the Company is prioritizing the highest return on investment opportunities, including the Company’s own shares.  We also believe he is better suited to evaluate the Company’s standalone prospects versus alternatives than the current directors, who, in Caligan’s opinion, are entrenched in their strategic direction, despite the value destruction suffered by shareholders.

Gary Fischetti (“Mr. Fischetti”) is well positioned to evaluate the Company’s viscosupplement portfolio, development assets, and strategic relationship with the Company’s largest customer, Mitek, given his prior experience.  Mr. Fischetti has deep experience in evaluating business investments, balancing the tension between short-term profitability and long-term growth.  We believe he will critically evaluate the Company’s joint preservation spending to ensure that Anika’s shareholders’ capital is being deployed appropriately.  We believe Mr. Fischetti is well suited, without personal relationships with the current CEO, to hold management accountable for the financial and operational performance of the Company.

Background to this Solicitation

Throughout the late summer 2022, David Johnson, Managing Partner of Caligan (“Mr. Johnson”), spoke with representatives of the Company regarding the Company’s business, quarterly results, and long-term strategy.

On September 23, 2022, Caligan issued a letter to the Board summarizing its thesis for value enhancement at the Company. In the letter, Caligan (i) detailed the ways in which the Company has consistently meaningfully underperformed, both on an absolute and relative basis as compared against its peers and broader indices; (ii) described its thesis for the reasons for such underperformance—namely, concern from the Company’s investors regarding the differentiation of the Company’s joint preservation products and the magnitude of losses the Company was suffering; and (iii) offered potential solutions, including royalty monetization of the viscosupplement business, eliminating low-return R&D and demonstrating expense discipline, engaging with financial sponsors to see if they could provide a meaningful premium to current shareholders, and board refreshment.

On October 5, 2022, following negotiations between the parties, the Company and Caligan entered into a limited duration confidentiality agreement with a standstill provision and a term ending on November 5, 2022, which term was subsequently amended to end on November 10, 2022.

On October 13, 2022, Dr. Blanchard and two other Company representatives met with Mr. Johnson, who presented three potential paths forward for the Company: (1) reduce spending on the Joint Preservation and Restoration products; (2) pursue a royalty transaction on the J&J relationship; and (3) explore a “sale” or “going private” transaction.

On November 3, 2022, Dr. Blanchard and other Company representatives spoke with Mr. Johnson and discussed the Company’s financial results for its recently completed quarter. As part of these discussions, Mr. Johnson also requested an opportunity to talk with members of the Board.

On November 18, 2022, Dr. Blanchard and other Company representatives spoke with Mr. Johnson and discussed the Company’s financial results for its recently completed quarter. During this discussion, Mr. Johnson reiterated points that he had previously made to the Company about its share price underperformance, the losses in the joint preservation segment that were not delivering the promised growth, including given the Company’s own 2022 guidance, and that public markets were not appropriately reflecting Anika’s intrinsic value.

_______________________________________

10 See Caligan’s letter to the Board, dated February 21, 2023, filed on February 21, 2023 with the SEC as soliciting material under cover of Schedule 14A.

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Also on November 18, 2022, in an effort to help increase the Company’s visibility with public market investors, Mr. Johnson offered the Company an introduction to a sell-side analyst at Craig-Hallum, who Mr. Johnson said covered some of the Company’s competitors.

On December 20, 2022, Jeffrey S. Thompson, the Chair of the Board (“Mr. Thompson”), Ms. Vogt, the Chair of the Governance and Nominating Committee of the Board, Dr. Blanchard, and other Company representatives met with Mr. Johnson. At this meeting, Mr. Johnson made a presentation to the Company that reiterated Caligan’s desire for the Company to: (1) reduce spending on Joint Preservation and Restoration products and return capital to shareholders; and (2) explore a sale or going private transaction. At the meeting, Mr. Johnson recommended for the Company’s consideration a candidate that at the time Caligan believed would be additive to the Board. This candidate was subsequently interviewed by the Company on several occasions. During the course of the discussions, neither Mr. Thompson nor Ms. Vogt acknowledged the substantial value destruction that the joint preservation pivot had caused Anika shareholders, simply reiterating that they were not prepared to change strategy and that they believed revenue growth was the key to value creation for Anika, despite the fact that Mr. Johnson repeatedly pointed out that their own projections were for their low-growth viscosupplement portfolio to grow faster than their joint preservation business in 2022. Mr. Johnson also presented an analysis showing that the Company had not once met their initial annual public forecasts for the joint preservation business.

On February 8, 2023, Dr. Blanchard and other Company representatives engaged with Mr. Johnson in a friendly discussion regarding potential strategic alternatives for the Company, including Board refreshment, creating a board committee, and a $40 million stock repurchase. Dr. Blanchard responded that she would share their conversation with the Board.

On February 16, 2023, Ms. Vogt, Dr. Blanchard, and other Company representatives rejected all of Caligan’s suggestions and represented that they did not want to repurchase stock because they were worried about the macroeconomic environment, that they would not appoint Caligan’s proposed candidate to the Board immediately, and that they would not create a strategy and capital allocation committee.

On February 21, 2023, Caligan issued a public letter to the Board reiterating its belief that the Company had underperformed since its strategic pivot to joint preservation due to the heavy losses incurred, that its viscosupplement portfolio was undervalued and that the Company should consider strategic alternatives and consider Board refreshment.

On March 3, 2023, Caligan’s legal counsel served a books and records demand upon the Company pursuant to Delaware General Corporation Law 8 Del. C. § 220 (“Section 220”) requesting access to certain Company books and records to, among other reasons, investigate potential mismanagement and breaches of fiduciary duty by the Company’s officers and directors (the “Original Demand”), including records that would provide clarity surrounding what Caligan believes was the Company's failure to properly disclose the terminal illness of the Company’s previous Chief Executive Officer, Joseph Darling (“Mr. Darling”).  Specifically, in the Original Demand, Caligan noted the Company’s suspicious behavior in January and February 2020 when the Company stated, on public conference calls, that Mr. Darling was “recovering from a case of laryngitis” only to announce several weeks later, not only his untimely passing, but also that the Board apparently knew of Mr. Darling’s terminal illness since early 2019.

On March 10, 2023, the Company’s outside counsel refused to produce a single document in response to Caligan’s Demand for reasons which Caligan believes are incorrect, including Caligan’s purported failure to attach documentary proof of Caligan's status as a stockholder to the Original Demand. The Company’s outside counsel’s refusal to produce even a single document on this basis was incorrect for at least two reasons. First, “[i]n every instance where the stockholder is other than a record holder of stock in a stock corporation” a Section 220 demand must “be accompanied by documentary evidence of beneficial ownership of the stock.” See 8 Del. C. § 220(b) (emphasis added). Caligan is a record holder of Company Common Stock and therefore did not need to accompany its Original Demand with proof of stock ownership. Second, as a record stockholder, Caligan’s status as a stockholder was easily verifiable by the Company.

By letter dated March 15, 2023, an affiliate of Caligan delivered a notice of nomination to the Company, informing it of its intention to nominate the Caligan Nominees for election to the Board.

On March 29, 2023, Caligan’s legal counsel served a supplemental demand upon the Company pursuant to Section 220, noting, among other things, and in addition to the issues raised in the Original Demand, Caligan's desire to investigate potential mismanagement and breaches of fiduciary duty by members of the Company’s management and Board that may have led up to the Company’s poor stock performance, repeated failures to meet revenue guidance and what Caligan believes to be excessive executive compensation schemes to date, especially since undertaking a bet-the-company strategy of growing its joint preservation business by purchasing ArthroSurface and Parcus Medical in early 2020. In addition, Caligan noted the Company’s failures to disclose Mr. Darling's previous ties to ArthroSurface leading up to that acquisition.

On March 30, 2023, Caligan filed this Proxy Statement with the SEC.

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PROPOSAL 1: ELECTION OF DIRECTORS

According to public information, the Board currently consists of seven directors divided into three classes in accordance with a “classified” structure pursuant to Article VI, Section C of the Charter. We are soliciting proxies to elect the two Caligan Nominees as “Class III” directors, who, if elected, would only constitute a minority of the Board. Even if all of the Caligan Nominees are elected, because the Caligan Nominees would only represent a minority of the members of the Board, there can be no assurance that they would be able to implement the actions that they believe are necessary to enhance stockholder value without the support of the other members of the Board.

If we are successful in our proxy solicitation, the Board will be composed of the two Caligan Nominees — Gary Peter Fischetti and James T. Hogan — and current directors Sheryl L. Conley, Stephen O. Richard, Jeffery S. Thompson, Cheryl R. Blanchard and Glenn R. Larsen, each of whom is not up for election at the Annual Meeting. If elected, each of the Caligan Nominees will serve a three-year term until the 2026 annual meeting of stockholders and until their successors have been duly elected and qualified. There is no assurance that any incumbent Class III director will serve as a director if one or more of the Caligan Nominees are elected to the Board.

Each of the Caligan Nominees has agreed to being named as a nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. The age and other information related to the Caligan Nominees shown below are as of the date of the filing of this Proxy Statement.

Caligan Nominees:

GARY PETER FISCHETTI
Age; Address	61; 3702 Captains Way, Jupiter, Florida 33477
Occupation	Corporate Director Former Medical Devices Company Group Chairman – North America of Johnson & Johnson
Experience

Gary Fischetti’s principal occupation is serving as a corporate director. Since 2022, he has served as a member of the board of directors, and as a member of the Audit Committee, of ConforMIS, Inc. (NASDAQ: CFMS), a medical device company specializing in knee and hip replacements. He has also served as Chairman of the board of directors of Orchid Orthopedic Solutions, a world-leading provider of medical device contracting, design, and manufacturing, since 2019, and as a member of the board of directors of Extremity Medical, a global medical engineering company that develops next-generation products for fusion, fixation and motion preserving systems for the upper and lower extremities, since 2019. Mr. Fischetti has also served as a member of the board of directors of Acuitive Technologies, Inc. since 2023.

From 2016 until 2018, Mr. Fischetti served as Company Group Chairman – North America for all Johnson & Johnson’s Medical Device businesses. Previous to this, he also served at Johnson & Johnson as Worldwide Company Group Chairman – DePuySynthes NA from 2014 to 2015, as Worldwide Company Group Chairman – DePuy/Synthes Companies from 2012 to 2014 and as Worldwide President of DePuy Spine from 2005 to 2009. Through Mr. Fischetti’s various leadership positions at Johnson & Johnson, he oversaw the Joint Reconstruction, Spine, Trauma, CMF, and Powertools businesses, all of the DePuy Orthopaedic businesses, the Codman franchise and the DePuy Spine business.

Mr. Fischetti received a B.S.B.A. degree in finance from Villanova University and an M.B.A. with a concentration in Marketing from Rutgers University.

Skills & Qualifications

Mr. Fischetti’s qualifications as a director include his extensive medical device industry experience, his experience enhancing value as an executive and his service on the board of directors of numerous companies.

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JAMES T. HOGAN
Age; Address	66; c/o Hogan Development Consulting LLC, 2808 Lucky John Drive, Park City, UT 84060
Occupation	Corporate Director and Consultant Former President of Medronic Latin America
Experience

James Hogan’s principal occupation is serving as a corporate director and consultant. He has served as a member of the board of directors and member of the Compensation and Talent Committee and Operating Committee since 2020, and as a member of the Audit Committee since 2021, of Merit Medical Systems, Inc. (NASDAQ: MMSI), a manufacturer and marketer of proprietary disposable medical devices. Since 2019, he has served as a member of the board of directors of IONIQ Sciences, Inc. (formerly known as ProLung, Inc.), a company specializing in early-stage cancer detection technologies, and since 2018, as a member of the board of directors of Xenocor, Inc., a surgical equipment company specializing in minimally invasive imaging devices.

From 2008 until 2016, Mr. Hogan served as President of Medtronic Latin America, the Latin American branch of Medtronic Plc, a $30 billion per year global medical technology company. He also served as a member of the Medtronic Senior Executive Committee and Corporate Officer groups. In 2005, Mr. Hogan joined Medtronic to lead the Gastroenterology and Urology Division for Western Europe, at the Medtronic International Headquarters in Tolochenaz, Switzerland. He held that position until 2007, during which he successfully turned around non-performing business units across Europe and Latin America, exponentially increasing revenues.

Prior to his work with Medtronic, Mr. Hogan held numerous senior executive roles in other companies, including Pfizer, Inc., Coretrak SA, Argomed, Inc,and BioStent, Inc.

Mr. Hogan received a B.S. in Chemistry and Psychology in 1979 and an M.B.A. in 1981, both from the University of Minnesota.

Skills & Qualifications	Mr. Hogan’s qualifications as a director include his four decades of experience driving market penetration strategies and developing sustainable business growth for best-in-class, international, multi-billion dollar companies specializing in medical devices. .

We urge stockholders to vote FOR both of the Caligan Nominees on the BLUE proxy card.

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. We believe that, if elected, each of the Caligan Nominees will be considered an independent director of the Company under (i) the Company’s Revised Corporate Governance Guidelines, effective December 20, 2017; (ii) Rule 5605(a) of NASDAQ’s Listing Rules (the “NASDAQ Listing Rules”); and (iii) paragraph (a)(1) of Item 407 of Regulation S-K. Under the NASDAQ Listing Rules, however, a final determination as to the independence of the Caligan Nominees will not be made until after their election and appointment to the Board.

Each of the Caligan Nominees has entered into a nominee agreement (a “Nominee Agreement”) pursuant to which Caligan has agreed to pay the costs of soliciting proxies in connection with this Proxy Solicitation and to defend and indemnify the Caligan Nominees against, and with respect to, any losses that may be incurred by them in the event they become a party to litigation based on their nomination as candidates for election to the Board and the solicitation of proxies in support of their election. Pursuant to the nominee agreements, (i) Caligan agreed to pay each Caligan Nominee $100,000 in consideration for serving as nominee for election as director at the Annual Meeting, and (ii) each Caligan Nominee agreed to, following the submission of a notice of nomination for his election to the Board at the Annual Meeting by an affiliate of Caligan, invest the after-tax proceeds of such consideration in the purchase of shares of Common Stock. The Caligan Nominees will not receive any compensation from Caligan or its affiliates for their services as directors of the Company. If elected, the Caligan Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for services of non-employee directors.

Each of the Caligan Nominees has agreed to being named as a nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. Caligan does not expect that any of the Caligan Nominees will be unable to stand for election, but in the event that a Caligan Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the BLUE proxy card will be voted for a substitute candidate selected by Caligan. If Caligan determines to add or substitute nominees, we will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominee or nominees, discloses that such nominee or nominees have consented to being named in the revised proxy statement and to serve if elected and includes biographical and other information about such nominee or nominees as required by the rules of the SEC.

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The Opposed Company Nominees.

We recommend that shareholders vote in favor of the Caligan Nominees and NOT in favor of the Opposed Company Nominees and therefore “WITHHOLD” on such persons.

Since Ms. Vogt joined the board in October 2018, Anika’s annual average TSR has underperformed the XBI by 17% annually and shareholders have lost 42% of their investment under her tenure on the Board.11 In Caligan’s conversations with Ms. Vogt, she has expressed a belief that revenue growth will drive Anika’s valuation, without any regard for profitability or return on capital. We believe Ms. Vogt lacks an adequate understanding of the multitude of other variables that drive shareholder returns besides revenue growth and that she has not shown appropriate accountability for the substantial value destruction that has occurred under her tenure.

Since Mr. Henneman joined the Board on September 3, 2020, Anika’s annual average TSR has underperformed the XBI by 15% annually and shareholders have lost 40% of their investment under his tenure on the Board. We also have concerns regarding the independence of Mr. Henneman. He and Dr. Blanchard overlapped on the SeaSpine (NASDAQ:SPNE) board from July 2015 through June 2019, and Mr. Henneman joined the Anika board on September 3, 2020, within six months of Dr. Blanchard becoming CEO. Mr. Henneman has served as chairman of the compensation committee, which has, in Caligan’s opinion, consistently overpaid Anika management for Anika’s terrible absolute and relative performance and is thus primarily responsible for what Caligan believes is a misalignment of executive compensation and shareholder returns.

Vote Required.

According to the Bylaws of the Company, as amended (the “Bylaws”) and the Company’s Proxy Statement, in contested elections such as this, directors shall be elected by a plurality of the votes cast (meaning that the two director nominees who receive the highest number of shares voted “FOR” their election by the common stockholders will be elected to the Board). Abstentions will have no effect on the outcome of Proposal 1. Broker non-votes will not be treated as votes cast (and therefore will have no effect on Proposal 1).

We urge you to sign and return our BLUE proxy card. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed BLUE proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the BLUE proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King, toll free at (800) 431-9643 or collect at (212) 269-5550.

We Urge You to vote “FOR” all of the Caligan Nominees on the BLUE proxy card.

_______________________________________

11 Through August 15, 2022, the day on which Caligan began accumulating shares of Anika.

8

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR 2023

According to the Company’s Proxy Statement, the Board has determined that it is desirable to request the approval of the appointment of its independent registered public accounting firm by the stockholders of the Company. The Company’s Proxy Statement indicates that the Audit Committee of the Board has approved the retention of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditor with respect to its consolidated financial statements and the effectiveness of its internal control over financial reporting for the year ending, December 31, 2023. According to the Company’s Proxy Statement, Deloitte has served as the Company’s independent auditor since 2017.

The Company’s Proxy Statement states that if stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment of Deloitte. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

We recommend a vote “FOR” Proposal 2 on the BLUE proxy card.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 2 requires the affirmative vote of a majority of shares of Common Stock that are voting on the matter. Abstentions will not count as votes cast and will have no effect on the vote for Proposal 2. Broker non-votes, if any, will not count as votes cast and will have no effect on the vote for Proposal 2.

We Recommend a Vote “FOR” Proposal 2 on the BLUE proxy card.

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PROPOSAL 3: ADVISORY “SAY-ON-PAY” VOTE

According to the Company’s Proxy Statement, the Company will provide stockholders with the opportunity to vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers (“NEOs”) for the year ended December 31, 2022. The Company’s Proxy Statement states that the Company’s current policy is to provide stockholders with an opportunity to vote on the compensation of its NEOs each year at its annual meeting of stockholders. While this vote is advisory in nature, the Company’s Proxy Statement states that the Board and the Company’s Compensation Committee “value the opinions of [their] stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in [the Company’s] Proxy Statement, [they] will consider [the] stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.”

According to the Company’s Proxy Statement, the Company will request a non-binding, advisory vote on a resolution substantially in the following form:

RESOLVED: That the stockholders of Anika Therapeutics, Inc. approve, on an advisory basis, the compensation paid to the named executive officers of Anika Therapeutics, Inc. as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the Proxy Statement for the 2023 Annual Meeting of Stockholders.

We recommend that you vote “AGAINST” Proposal 3 on the BLUE proxy card because Caligan believes Anika’s current executive compensation program does not encourage capital discipline and does not reflect a pay-for-performance culture.

Despite the fact that the Company has had to cut its revenue forecasts each year from 2020 through 2022, Anika’s net income has declined from $27MM in 2019 to negative $15MM in 2022, Anika has paid out bonuses to their named executive officers (“NEOs”) at 100% of target in each of 2020, 2021, and 2022.  The Company’s Compensation Committee claims that it considers both “financial performance” and “contribution to increasing stockholder value” in its assessments but seemingly ignores that the Company’s stock has fallen by 43% and the Company’s net income is negative when granting annual bonuses.  Additionally, despite the fact that net income has significantly declined since 2019, and shareholders have lost 43% of their value from December 2019 to December 2022, the Compensation Committee increased the CEO’s annual equity grants by 56% in 2022.  In other words, shareholders have paid Dr. Blanchard $20.1MM in compensation to lose 43% of their value from December 2019 through December 2022.  Moreover, the Company eliminated its performance restricted units as part of the compensation package for NEOs after missing all its performance criteria in 2020; Caligan believes this reflects a pattern whereby, instead of holding management accountable for missing expectations, the Board just rewards NEOs regardless of performance.

We encourage all stockholders to review the Company’s proxy disclosures in the Company’s Proxy Statement in detail.

According to the Company’s Proxy Statement, the stockholder vote on this Proposal 3 will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board, or creating or implying any change to, or additional fiduciary duties for, the Company or the Board.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 3 requires the affirmative vote of a majority of the shares of Common Stock that are voting on the matter. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on Proposal 3.

We Recommend a Vote “AGAINST” Proposal 3 on the BLUE proxy card.

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PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

According to the Company’s Proxy Statement, the Company will, in accordance with Section14A(a)(2) of the Exchange Act, provide stockholders with the opportunity to vote on a non-binding advisory resolution to indicate how frequently stockholders believe the Company should seek an advisory “say-on-pay” vote regarding the Company’s executive compensation. Under Section 14A(a)(2) of the Exchange Act, generally, each public company must submit this proposal to its stockholders not less than every six years, and this proposal was last submitted to the Company’s stockholders at the 2017 Annual Meeting of Stockholders. Stockholders may choose to recommend that future “say-on-pay” proposals be held (i) every year (“ONE YEAR” on the proxy card), (ii) every two years (“TWO YEARS” on the proxy card) or (iii) every three years (“THREE YEARS” on the proxy card). In addition, stockholders may choose to abstain from voting on Proposal 4. While this vote is advisory in nature, the Company’s Proxy Statement states that the Board and the Company’s Compensation Committee “value the opinions of [their] stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future advisory votes on executive compensation.”

We recommend a vote of “ONE YEAR” with respect to Proposal 4 on the BLUE proxy card.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and voting on the matter. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on Proposal 4.

We Recommend a Vote of “ONE YEAR” With Respect to Proposal 4 on the BLUE proxy card.
11

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Stock at the close of business on the Record Date, [ ], 2023, are entitled to notice of and to vote at the Annual Meeting. Stockholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights).  According to the Company’s Proxy Statement, the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

How do I vote my shares?

Shares held in record name. If your shares of Common Stock are registered in your own name, please vote today by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your shares of Common Stock in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote in favor of the election of the Caligan Nominees. Please follow the instructions to vote provided on the enclosed BLUE proxy card. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to ANIK@dfking.com or mailing them to Caligan Partners, LP, c/o D.F. King, 48 Wall Street, 22nd Floor, New York, New York 10005, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

NOTE: IF THIS PROXY CARD IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AND AS DETAILED BELOW AS APPLICABLE.

1.	IF YOU DO NOT MARK A VOTE ON ANY OF THE PROPOSALS ON THE BLUE PROXY CARD, THE NAMED PROXIES (LISTED ON THE BLUE PROXY CARD) WILL EXERCISE THEIR DISCRETION TO CAUSE YOUR PROXY TO BE VOTED “FOR” THE CALIGAN NOMINEES AND TO “WITHHOLD” ON THE OPPOSED COMPANY NOMINEES AND THEY WILL EXERCISE THEIR DISCRETION TO CAUSE YOUR PROXY TO BE VOTED “FOR” PROPOSAL 2, “AGAINST” PROPOSAL 3 AND “ONE YEAR” WITH RESPECT TO PROPOSAL 4. THE NAMED PROXIES WILL ALSO EXERCISE THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE 2023 ANNUAL MEETING.

2.	YOU MAY VOTE “FOR” UP TO TWO NOMINEES IN TOTAL:

IF YOU VOTE ON AT LEAST ONE NOMINEE BUT FEWER THAN TWO NOMINEES IN PROPOSAL 1, YOUR SHARES WILL ONLY BE VOTED “FOR” THOSE NOMINEES YOU HAVE SO MARKED.

IF YOU VOTE “FOR” MORE THAN TWO NOMINEES ON A BLUE PROXY CARD THAT YOU RETURN TO D.F. KING & CO., YOUR SHARES WILL BE VOTED “FOR” THE CALIGAN NOMINEES AND TO “WITHHOLD” ON THE OPPOSED COMPANY NOMINEES.

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How should I vote on each proposal?

Caligan recommends that you vote your shares on the BLUE proxy card as follows:

“FOR” all of the Caligan Nominees standing for election to the Board named in this Proxy Statement (Proposal 1);

“FOR” the ratification of the Company’s independent auditor for 2023 (Proposal 2);

“AGAINST” the advisory proposal to approve the compensation of the Company’s executive officers (Proposal 3); and

“ONE YEAR” on the frequency of future advisory votes on executive compensation (Proposal 4).

How many shares must be present to hold the Annual Meeting?

Under the Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. According to the Company’s Proxy Statement, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. For more information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the proposals?” below.

What vote is needed to approve each proposal?

•	Proposal 1 – Election of Directors. According to the Charter and Bylaws, in contested elections such as this one, directors shall be elected by a plurality of the votes cast (meaning that the two director nominees who receive the highest number of shares voted “FOR” their election by the stockholders will be elected to the Board). According to the Company’s Proxy Statement, abstentions and broker non-votes will not be treated as votes cast and will have no effect on Proposal 1.

PLEASE SUPPORT THE CALIGAN NOMINEES BY SUBMITTING YOUR VOTING INSTRUCTIONS “FOR” ALL OF THE CALIGAN NOMINEES AND TO “WITHHOLD” ON THE OPPOSED COMPANY NOMINEES ON THE BLUE PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE COMPANY, EVEN IF YOU INSTRUCT TO “ABSTAIN” ON THEIR DIRECTOR NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE BLUE PROXY CARD.

•	Proposals 2 through 4. According to the Company’s Proxy Statement, the approval of each of Proposals 2 through 4 requires the affirmative vote of the holders of the shares of Common Stock present or represented at the Annual Meeting and voting on the matter. Abstentions and broker non-votes will not be treated as votes cast and will have no impact on Proposals 2 through 4.

What are “broker non-votes” and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange, there are no “routine” proposals in a contested proxy solicitation. Because Caligan has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting.

Broker non-votes, if any, with respect to the proposals set forth in this Proxy Statement will not count as votes cast, present and entitled to vote and therefore will not be counted in determining the outcome of any of Proposals 1, 2, 3, and 4.

13

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from Anika, including an opposition proxy statement and white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you disregard any proxy card or solicitation materials that may be sent to you by the Company. Voting “WITHHOLD” for any of the Company’s nominees on its proxy card or voting “ABSTAIN” is not the same as voting “FOR” the Caligan Nominees because a vote withheld or abstained for any of the Company’s nominees will not count as a vote “FOR” the Caligan Nominees. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed BLUE proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the BLUE proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King, toll free at (800) 431-9643 or collect at (212) 269-5550.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	returning a later-dated proxy, either by voting by telephone or Internet, by following the instructions on the enclosed BLUE proxy card from Caligan or by signing, dating and returning the enclosed BLUE proxy card from Caligan in the postage-paid envelope provided (the latest dated proxy is the only one that counts);
•	delivering a written revocation or a later dated proxy for the Annual Meeting to Caligan Partners LP, c/o D.F. King, 48 Wall Street, 22nd Floor, New York, New York 10005 or to the secretary of the Company; or
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting. Contact D.F. King, toll free at (800) 431-9643 or collect at (212) 269-5550 for assistance or if you have any questions.

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to Caligan Partners LP, c/o D.F. King, 48 Wall Street, 22nd Floor, New York, New York 10005, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Caligan and the Caligan Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. Caligan will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Caligan has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Caligan will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Caligan will also participate in the solicitation of proxies in support of the Caligan Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Caligan has retained D.F. King to provide solicitation and advisory services in connection with this solicitation. D.F. King will be paid a fee not to exceed $300,000 based upon the campaign services provided. In addition, Caligan will reimburse D.F. King for its reasonable out-of-pocket expenses and will indemnify D.F. King against certain liabilities and expenses, including certain liabilities under the federal securities laws. D.F. King will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that D.F. King will employ approximately 25 persons to solicit the Company’s stockholders as part of this solicitation. D.F. King does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

14

The entire expense of soliciting proxies is being borne by Caligan. Costs of this proxy solicitation are currently estimated to be approximately $[ ]. We estimate that through the date hereof, Caligan’s expenses in connection with the proxy solicitation are approximately $[ ]. If successful, Caligan may seek reimbursement of these costs from the Company. In the event that it decides to seek reimbursement of its expenses, Caligan does not intend to submit the matter to a vote of the Company’s stockholders. The Board, which will consist of the two Caligan Nominees, if all are elected, and five of the incumbent Company directors, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Some banks and brokers with account holders who are stockholders of the company may be householding our proxy materials.

A single copy of this Proxy Statement (and of the Company’s Proxy Statement and annual report) will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Secretary of the Company at 32 Wiggins Avenue, Bedford, Massachusetts 01730. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Where can I find additional information concerning Anika?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this proxy statement certain disclosure required by applicable law to be included in the Company’s Proxy Statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain stockholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning the Company’s directors who are not up for election at the Annual Meeting; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2024 annual meeting of stockholders and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of information contained in the Company’s Proxy Statement. Except as otherwise noted herein, the information in this proxy statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This proxy statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.sec.gov.

15

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today.

Thank you for your support,

Caligan Partners LP Caligan Partners Master Fund LP David Johnson Gary Peter Fischetti James T. Hogan

[ ], 2023

16

ANNEX I: INFORMATION ON THE PARTICIPANTS

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed BLUE proxy card today.

This Proxy Solicitation is being made by Caligan Partners LP (“Caligan Partners”), Caligan Partners Master Fund LP (“Caligan Fund”) and David Johnson, a citizen of the United States (“Mr. Johnson,” and, together with Caligan Partners, Caligan Fund, “Caligan”), and the Caligan Nominees (collectively, the “Particpants”).

As of the close of business on [ ], 2023, the Participants may be deemed to beneficially own, in the aggregate, [696,161] shares of Common Stock, representing approximately [●]% of the Company’s outstanding shares of Common Stock. The percentages contained herein are based upon [●] shares of Common Stock outstanding as of [●], as reported in Company’s Definitive Proxy Statement filed on Schedule 14A with the SEC on [ ], 2023.

As of the close of business on [●], 2023, Caligan may be deemed to beneficially own, in the aggregate, [690,291] shares of Common Stock. Of the [690,291] shares of Common Stock beneficially owned in the aggregate by Caligan: (a) [228,294] shares of Common Stock are held by Caligan Fund, including 1,000 shares of Common Stock held in record name and [471,997] shares of Common Stock held directly by certain other accounts managed by Caligan; (b) [690,291] shares of Common Stock may be deemed to be beneficially owned by Caligan Partners by virtue of it being the investment manager of Caligan Fund and such managed accounts; and (c) [690,291] shares of Common Stock may be deemed to be beneficially owned by Mr. Johnson, by virtue of his status as the Managing Partner Caligan Partners and Managing Member of Caligan Partners GP, LLC, the general partner of the Investment Manager. In addition, 2,320 shares of Common Stock may be deemed to be beneficially owned by Gary Fischetti, a Nominee (“Mr. Fischetti”) and 3,550 shares of Common Stock may be deemed to be beneficially owned by James T. Hogan, a Nominee (“Mr. Hogan”).

Caligan and each of Messrs. Fischetti and Hogan may be deemed a “group” as defined in Rule 13d-5 of the Exchange Act and pursuant to such definition, Mr. Fischetti, Mr. Hogan, and Caligan may be deemed to collectively and beneficially own an aggregate [696,161] shares of Common Stock. Caligan disclaims beneficial ownership over the shares that may be deemed to be beneficially owned by Mr. Fischetti and Mr. Hogan. Mr. Fischetti disclaims beneficial ownership over the shares that may be deemed to be beneficially owned by Mr. Hogan and Caligan. Mr. Hogan disclaims beneficial ownership over any shares that may be deemed to be beneficially owned by Mr. Fischetti and Caligan.

The shares of Common Stock beneficially owned by Caligan may be held in commingled margin accounts, which may extend margin credit to the funds and managed accounts advised by Caligan Partners from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock reported herein.

The principal address of Caligan Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. In addition, Caligan Fund has as a business address c/o Caligan Partners LP, 515 Madison Avenue, 8th Floor, New York, New York 10022. The principal address of each of Caligan Partners and Mr. Johnson is 515 Madison Avenue, 8th Floor, New York, New York 10022.

The principal business of (i) Caligan Fund is to serve as a private investment fund and (ii) each of Caligan Partners and Mr. Johnson is investment management.

Each of the Caligan Nominees is a United States citizen. The principal business addresses, along with the principal occupation, of each of the Caligan Nominees is disclosed in the section titled “PROPOSAL 1: THE ELECTION OF DIRECTORS” beginning on page [●].

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Except as set forth in this Proxy Statement (including this Annex), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this Proxy Solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Caligan Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Caligan Nominees, except as set forth in this Proxy Statement (including the Annexes), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the Caligan Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

Transactions by the Participants with respect to the Company’s securities

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Company. The shares of Common Stock reported herein are held in cash accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Caligan, by virtue of its direct and indirect control over Caligan Partners Master Fund and managed accounts.

Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)
8/15/2022	33,000	10/7/2022	27,500
8/16/2022	15,379	10/10/2022	67,500
8/17/2022	9,610	10/11/2022	45,000
8/18/2022	1,617	11/30/2022	9,209
8/19/2022	2,500	12/8/2022	(3,395)
8/22/2022	17,894	12/15/2022	10,000
8/23/2022	5,000	12/19/2022	20,000
8/24/2022	7,365	12/21/2022	100
8/26/2022	6,224	12/22/2022	6,007
8/29/2022	13,776	12/29/2022	5,000
8/30/2022	23,628	12/30/2022	4,789
8/31/2022	11,372	1/6/2023	(117)
9/1/2022	10,000	1/10/2023	(9,883)
9/2/2022	20,000	1/13/2023	(7,573)
9/6/2022	25,000	1/17/2023	(2,427)
9/7/2022	7,756	2/14/2023	6,000
9/9/2022	10,931	2/21/2023	20,000
9/12/2022	3,113	2/28/2023	5,000
9/15/2022	7,192	3/7/2023	1,654
9/16/2022	14,128	3/10/2023	5,675
9/19/2022	6,796	3/13/2023	12,240
9/20/2022	3,005	3/17/2023	20,000
9/23/2022	31,945	3/21/2023	8,579
9/26/2022	16,934	3/22/2023	22,660
9/27/2022	12,286	3/23/2023	9,148
9/29/2022	4,714	3/24/2023	5,547
9/30/2022	73,000	3/27/2023	1,936
10/3/2022	5,800	3/28/2023	19
		3/29/2023	58

18

Mr. Fischetti

Date	Common Stock Acquired (Disposed)

3/28/2023	2,320

Mr. Hogan

Date	Common Stock Acquired (Disposed)

3/23/2023	910
3/28/2023	1,770
3/29/2023	870

19

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR” all of the Caligan Nominees by taking three steps:

● SIGNING the enclosed BLUE proxy card,

● DATING the enclosed BLUE proxy card, and

● MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed BLUE voting form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE proxy card to be issued representing your shares.

After signing the enclosed BLUE proxy card, DO NOT SIGN OR RETURN ANIKA’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to Anika, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Anika by signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the 2023 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2023 Annual Meeting to D.F. King or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 431-9643

Email: ANIKA@dfking.com

20

[PRELIMINARY COPY SUBJECT TO COMPLETION]

PLEASE SUBMIT YOUR VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

ANIKA THERAPEUTICS, INC.

Proxy Card for 2023 Annual Meeting of Stockholders
Scheduled for [ ], 2023 (the "Annual Meeting"):

THIS PROXY SOLICITATION IS BEING MADE BY CALIGAN PARTNERS LP AND CERTAIN OF ITS AFFILIATES (COLLECTIVELY, THE "CALIGAN," "WE" OR "US") AND GARY PETER FISCHETTI AND JAMES T. HOGAN (THE "CALIGAN NOMINEES")

THE BOARD OF DIRECTORS OF ANIKA THERAPEUTICS, INC. IS NOT SOLICITING THIS PROXY

BLUE PROXY CARD

The undersigned appoints David Johnson, Edward T. McCarthy and Eleazer Klein, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Anika Therapeutics, Inc., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote at the Annual Meeting of stockholders of the Company scheduled to be held via live audio webcast on [ ], 2023 at [ ] a.m. Eastern time, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that are unknown to Caligan a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters. No assurance can be given that the Opposed Company Nominees will serve if elected with any of the Caligan Nominees.

(continued and to be signed on the reverse side)

21

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of ANIKA THERAPEUTICS, INC.
Common Stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet

Please access [•] (please note you must type an "s" after "http"). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Submit your proxy by Telephone

Please call toll-free in the U.S. or Canada at [ ] on a touch-tone telephone. If outside the U.S. or Canada, call [ ]. You will be required to provide the unique control number printed below.

CONTROL NUMBER

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the ***BLUE*** **proxy card from Caligan.**

Submit your proxy by Mail

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

☒ **Please mark vote as in this sample**

Proposal 1 – Election of Directors for terms ending in 2026

Caligan recommends voting "FOR" the Caligan Nominees

	FOR	WITHHOLD		FOR	WITHHOLD
Gary T. Fischetti	☐	☐	James T. Hogan	☐	☐

Caligan Recommends to "WITHHOLD" on the Opposed Company Nominees

	FOR	WITHHOLD		FOR	WITHHOLD
John B. Henneman, III	☐	☐	Susan L. N. Vogt	☐	☐

Caligan recommends voting "FOR" Proposals 2, "AGAINST" Proposal 3 and "ONE YEAR" on Proposal 4.

	FOR	AGAINST	ABSTAIN
Proposal 2 – Ratification of the appointment of Deloitte & Touche, LLP as the Company's independent auditor for 2023	☐	☐	☐

	FOR	AGAINST	ABSTAIN
Proposal 3 – Consideration of an advisory "say-on-pay" vote	☐	☐	☐

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
Proposal 4 – Consideration of an advisory vote on the frequency of future advisory votes on executive compensation	☐	☐	☐	☐

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE

ONLY VALID IF SIGNED AND DATED. Please sign EXACTLY as name appears hereon. If more than one owner, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (if jointly held) [PLEASE SIGN WITHIN BOX] Date